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                                                                 EXHIBIT 10.2

                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of June 12, 2000, by and among eToys Inc., a Delaware corporation, with headquarters located at 3100 Ocean Park Blvd., Suite 300, Santa Monica, California 90405 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Company has authorized the following new series of its preferred stock, par value $0.0001 per share: the Company's Series D Convertible Preferred Stock (the "PREFERRED STOCK"), which shall be convertible into shares of the Company's common stock, par value $0.0001 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock, substantially in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS");

         C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of up to 10,000 shares of the Preferred Stock (the "PREFERRED SHARES") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers and warrants, substantially in the form attached hereto as EXHIBIT B (the "WARRANTS"), to acquire a number of shares of Common Stock for each Preferred Share purchased equal to the result of (a) $3,000, divided by (b) the arithmetic average of the Closing Bid Prices (as defined in the Warrants) of the Common Stock for the ten (10) consecutive trading days immediately preceding the Closing Date (as exercised, collectively, the "WARRANT SHARES"); and

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

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         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

         1.       PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                  a. PURCHASE OF PREFERRED SHARES. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the respective number of Preferred Shares set forth opposite such Buyer's name on the Schedule of Buyers, along with the related Warrants (the "CLOSING"). The purchase price (the "PURCHASE PRICE") of each Preferred Share and the related Warrants at the Closing shall be an aggregate of $10,000, plus $10.00 from each Buyer for the related Warrant. "BUSINESS DAYS" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  b. THE CLOSING DATE. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Central Time, within two (2) Business Days following the date hereof, subject to the satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  c. FORM OF PAYMENT. On the Closing Date, (A) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and the related Warrants to be issued and sold to such Buyer by wire transfer of immediately available funds in accordance with the Company's written wire instructions, less any amount withheld for expenses pursuant to Section 4(h), and (B) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "PREFERRED STOCK CERTIFICATES") representing such number of the Preferred Shares which such Buyer is then purchasing hereunder along with warrants representing the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                  a. INVESTMENT PURPOSE. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities

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for any minimum or other specific term and reserves the right to dispose of the
Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is not purchasing the Securities with the intent of participating in the formulation of the basic business decisions of the Company. As of the date hereof, such Buyer does not own more than 9.99% of the Common Stock outstanding as the date hereof.

                  b. ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                  c. RELIANCE ON EXEMPTIONS. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  d. INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  e. NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of the

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Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities. Such Buyer shall not transfer either the Preferred Shares or the Warrants without the transferee representing to the Company that such transferee is not purchasing such Preferred Shares or Warrants with the intent of participating in the formulation of the basic business decisions of the Company.

                  g. LEGENDS. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without

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any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                  h. AUTHORIZATION; ENFORCEMENT; VALIDITY. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. RESIDENCY. Such Buyer is a resident of that country specified in its address on the Schedule of Buyers.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that as of the date hereof and as of the Closing Date:

                  a. ORGANIZATION AND QUALIFICATION. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the capital stock or holds a majority of the equity or similar interest) are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects (in so far as they may reasonably be foreseen) of the Company and its Subsidiaries, taken as a whole, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations. The Company does not, directly or indirectly, own the capital stock or hold an equity or similar interest in any entity, except as set forth on SCHEDULE 3(a), which schedule along with all other schedules required by this Agreement shall be provided to the Buyers separately on or prior to the date hereof.

                  b. AUTHORIZATION; ENFORCEMENT; VALIDITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof. The

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execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is presently required by the Company, its Board of Directors or its stockholders (except to the extent that stockholder approval may be required pursuant to the rules of the Nasdaq National Market for the issuance of a number of Conversion Shares greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Initial Closing Date the "20% APPROVAL"). The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Certificate of Designations has been filed prior to the Closing Date with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

                  c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 600,000,000 shares of Common Stock, of which as of the date hereof 121,592,444 shares are issued and outstanding, 52,814,922 shares are reserved for issuance pursuant to the Company's stock option and purchase plans, the Company's $150 million of 6.25% Convertible Subordinated Notes due December 1, 2004 and two Kinka Usher warrants and 30,576,827 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Stock and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 10,000,000 shares of preferred stock, of which as of the date hereof, none are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
SCHEDULE 3(c), (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances granted or created by the Company; (B) there are no outstanding debt securities issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments,

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understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as amended and as in effect on the date hereof (the "BY-LAWS"), and unless otherwise available on the EDGAR system, the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. ISSUANCE OF SECURITIES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. At least 35,787,526 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Certificate of Designations or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  e. NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation or its By-laws or their organizational charter or by-laws, respectively. Except as disclosed in
SCHEDULE 3(e), neither the Company or any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such

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violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and other than the 20% Approval and Blue Sky filings, the Company is not currently required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market, including, without limitation, the requirements set forth in Rule 4310(c)(25)(H)(i) of The Nasdaq Stock Market's Marketplace Rules and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                  f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since May 20, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). A complete list of the Company's SEC Documents is set forth on
SCHEDULE 3(f). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries nor any of their officers, directors, employees or agents have provided the

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Buyers with any material, nonpublic information. The Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement).

                  g. ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3(g), since March 31, 2000, there has been no material adverse change and no material adverse development in the business, properties, assets, operations, results of operations, financial conditions, or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in SCHEDULE 3(g), since March 31, 2000, the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $19,000,000.

                  h. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in SCHEDULE 3(h). Except as set forth in SCHEDULE 3(h), to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

                  i. ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF PREFERRED SHARES. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  j. NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except for the issuance of the Preferred Stock and Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects,

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operations or financial condition, that would be required to be disclosed by the
Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                  k. NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                  l. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  m. DILUTIVE EFFECT. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. Subject to Sections 5 and 16 of the Certificate of Designations, the first paragraph of the Warrants and Section 13 of the Warrants, the Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  n. EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth on SCHEDULE 3(n), no executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                  o. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individual or in the aggregate, in a Material Adverse Effect. Except as set forth on SCHEDULE 3(o), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses (other than licences for commercially available software), approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on SCHEDULE 3(o), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  p. ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would not result, either individually or in the aggregate, in a Material Adverse Effect.

                  q. TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except for taxes not yet due and payable or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

                  r. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole.

                  s. REGULATORY PERMITS. Except the absence of which would not result, either individually or in the aggregate, in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  t. INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  u. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                  v. TAX STATUS. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  w. TRANSACTIONS WITH AFFILIATES. Except as set forth on
SCHEDULE 3(w) and in the SEC Documents filed at least three days prior to the date hereof, and other than the grant of stock options disclosed on SCHEDULE 3(c) or transactions involving less than $60,000 individually or $500,000 in the aggregate, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                  x. APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

                  y. RIGHTS AGREEMENT. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                  z. NO OTHER AGREEMENTS. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents or the Placement Agent Agreement between the Company and Promethean Capital Group, LLC.

         4.       COVENANTS.

                  a. REASONABLE BEST EFFORTS. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. FORM D AND BLUE SKY. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                  c. REPORTING STATUS. Until the later of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date which is five (5) years from the Closing Date to occur (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  d. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in SCHEDULE 4(d).

                  e. FINANCIAL INFORMATION. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) upon such Investor's request, after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to each Investor by facsimile on the same day it is filed with the SEC; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  f. RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Preferred Shares (without regard to any limitations on conversions) and 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants (without regard to any limitations on exercises).

                  g. LISTING. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall use reasonable best efforts to maintain the Common Stock's authorization for quotation on the Nasdaq National Market ("NASDAQ") or listing on The New York Stock Exchange, Inc.("NYSE") (as applicable, the "PRINCIPAL MARKET"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market other than pursuant to the Certificate of Designations. The Company shall promptly, and in no event later than the following Business Day, offer to provide to each Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(g).

                  h. EXPENSES. Subject to Section 9(l) below, at the Closing, the Company shall pay an expense allowance of $30,000 (of which $15,000 has previously been paid) to HFTP Investment L.L.C. (a Buyer), which amount, less any amount paid prior to the Closing, shall be withheld by such Buyer from its Purchase Price to be paid at the Closing.

                  i. FILING OF FORM 8-K. On or before the second (2nd) Business Day following the Closing Date the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement (including the Schedule of Buyers attached hereto but excluding the other schedules hereto), the Certificate of Designations, the Registration Rights Agreement and the Form of Warrant, in the form required by the 1934 Act.

                  j. PROXY STATEMENT. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before September 30, 2000 (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by the Buyers and Legal Counsel (as defined in the Registration Rights Agreement), soliciting each such stockholder's affirmative vote at such annual stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "STOCKHOLDER APPROVAL"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share equal to the product of (i) the Purchase Price multiplied by (ii) 0.015; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline and prior to the date that a meeting of the Company's stockholders seeking Stockholder Approval is held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) (or if lower, the maximum amount allowed by applicable law) until paid in full.

                  k. CORPORATE EXISTENCE. So long as a Buyer beneficially owns any Preferred Stock or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on Nasdaq or NYSE.

                  l. RESTRICTION ON SHORT SALES. Each Buyer agrees that, subject to the exceptions described below, during the period beginning on the Closing Date and ending on the earlier of (i) the first date on which such Buyer no longer holds any Preferred Shares and (ii) the date which is one (1) year after the Closing Date, neither such Buyer nor any of its affiliates shall engage in any transaction constituting a "short sale" (as defined in Rule 3b-3 of the 1934
Act) of the Common Stock (collectively, "SHORT SALES"); provided, however, that each Buyer and its affiliates are entitled to engage in transactions which constitute Short Sales to the extent that following such transaction the aggregate short position of such Buyer and its affiliates does not exceed the sum of (A) the number of shares of Common Stock equal to the aggregate number of shares of Common Stock which such Buyer and its affiliates have the right to acquire upon exercise of the Warrants held by such Buyer and its affiliates (without regard to any limitations on exercises of the Warrants), plus (B) during the period beginning on and including the first day of a Company's Mandatory Conversion Period (as defined in Section 7 of the Certificate of Designations) and ending on and including the date which is the later of (I) the last day of such Company's Mandatory Conversion Period and (II) the date on which the Company has delivered all Conversion Shares relating to all Conversion Notices submitted during such Mandatory Conversion Period, that number of shares of Common Stock equal to the quotient of (i) the

Conversion Amount with respect to the number of Preferred Shares set forth in a Company's Conversion Election Notice (as defined in Section 7 of the Certificate of Designations) for such Buyer and its affiliates with respect to such Company's Mandatory Conversion Period, divided by (ii) the lowest Conversion Price (as defined in the Certificate of Designations) during the period beginning on and including the first day of such Company's Mandatory Conversion Period and ending on and including the last trading day of such Company's Mandatory Conversion Period. Notwithstanding the foregoing, the restriction on Short Sales set forth in the first sentence of this Section 4(l) shall not apply
(a) on and after the first date on which there shall have occurred a Triggering Event (as defined in Section 3(b) of the Certificate of Designations) or an event that with the passage of time and without being cured would constitute a Triggering Event; (b) on or after the first date on which a Change of Control (as defined in Section 4(b) of the Certificate of Designations) shall have been consummated or the public announcement of a pending, proposed or intended Change of Control; (c) on and after the first date which is at least 90 days after the Closing Date on which the Closing Sale Price (as defined in the Certificate of Designations) of the Common Stock is less than $3.00 per share (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions) for any ten (10) trading days during the fifteen (15) consecutive trading days immediately preceding such date of determination; (d) on and after the first date which is at least 90 days after the Closing Date on which the Closing Sale Price of the Common Stock is less than $2.30 per share (subject to adjustment for stock splits, stock dividends, stock combinations, and other similar transactions) for any three (3) consecutive trading days preceding such date of determination; (e) with respect to a Short Sale so long as such Buyer delivers a Conversion Notice (as defined in the Certificate of Designations) within two (2) Business Days of such Short Sale entitling such Buyer to receive a number of shares of Common Stock at least equal to the number of shares of Common Stock sold in such Short Sale; (f) with respect to any transaction involving options on the Common Stock; or (g) on and after the first date on which the Company shall have failed to be in compliance with the Certificate of Designations, this Agreement, the Warrants and the Registration Rights Agreement.

                  m. MANDATORY CONVERSION OR REDEMPTION. The Company shall deliver a Company's Conversion Election Notice (as defined in the Certificate of Designations) and/or a Notice of Redemption at Company's Election (as defined in the Certificate of Designations) to convert and/or redeem, respectively, the amounts of Preferred Shares on each of August 31, 2000, September 29, 2000, October 31, 2000, November 30, 2000, and December 29, 2000 (each a "MANDATORY ELECTION DATE") as further specified below.

                           (i) On August 31, 2000, the Company shall deliver
to each Buyer either (A) a Company's Conversion Election Notice for the conversion of a number of Preferred Shares equal to at least the product of
(I) the difference of (y) 10% less (z) the August Excess Percentage (as defined below) (such difference to be referred to as the "SEPTEMBER MANDATORY PERCENTAGE") multiplied by (II) such Buyer's Original Preferred Shares (as defined below) or (B) a Notice of Redemption at Company's Election for the redemption of a number of Preferred Shares equal to at least the product of
(I) the September Mandatory Percentage multiplied by (II) such Buyer's
Original Preferred Shares or (C) a combination of a Company's Conversion Election Notice and a Notice of Redemption at Company's Election for the conversion and redemption, respectively, of an aggregate number of Preferred Shares equal to at least the product of (I) the September Mandatory Percentage multiplied by (II) such Buyer's Original Preferred Shares; provided, however, if the September Mandatory Percentage is less than or equal to zero, then the Company will not be required to deliver a Company's Conversion Election Notice and/or a Notice of Redemption at Company's Election to convert and/or redeem, respectively, any Preferred Shares pursuant to this Section 4(m)(i).

                           (ii) On September 29, 2000, the Company shall
deliver to each Buyer either (A) a Company's Conversion Election Notice for the conversion of a number of Preferred Shares equal to at least the product of (I) the difference of (x) 20% less (y) the August Excess Percentage less
(z) the Actual Converted Percentage (as defined below) (such difference to be referred to as the "OCTOBER MANDATORY PERCENTAGE") multiplied by (II) such Buyer's Original Preferred Shares or (B) a Notice of Redemption at Company's Election for the redemption of a number of Preferred Shares equal to at least the product of (I) the October Mandatory Percentage multiplied by (II) such Buyer's Original Preferred Shares or (C) a combination of a Company's Conversion Election Notice and a Notice of Redemption at Company's Election for the conversion and redemption, respectively, of an aggregate number of Preferred Shares equal to at least the product of (I) the October Mandatory Percentage multiplied by (II) such Buyer's Original Preferred Shares; provided, however, if the October Mandatory Percentage is less than or equal to zero, then the Company will not be required to deliver a Company's Conversion Election Notice and/or a Notice of Redemption at Company's Election to convert and/or redeem, respectively, any Preferred Shares pursuant to this Section 4(m)(ii).

                           (iii) On October 31, 2000, the Company shall
deliver to each Buyer either (A) a Company's Conversion Election Notice for the conversion of a number of Preferred Shares equal to at least the product of (I) the difference of (x) 30% less (y) the August Excess Percentage less
(z) the Actual Converted Percentage (such difference to be referred to as the "NOVEMBER MANDATORY PERCENTAGE") multiplied by (II) such Buyer's Original Preferred Shares or (B) a Notice of Redemption at Company's Election for the redemption of a number of Preferred Shares equal to at least the product of
(I) the November Mandatory Percentage multiplied by (II) such Buyer's
Original Preferred Shares or (C) a combination of a Company's Conversion Election Notice and a Notice of Redemption at Company's Election for the conversion and redemption, respectively, of an aggregate number of Preferred Shares equal to at least the product of (I) the November Mandatory Percentage multiplied by (II) such Buyer's Original Preferred Shares; provided, however, if the November Mandatory Percentage is less than or equal to zero, then the Company will not be required to deliver a Company's Conversion Election
Notice and/or a Notice of Redemption at Company's Election to convert and/or redeem, respectively, any Preferred Shares pursuant to this Section 4(m)(iii).

                           (iv) On November 30, 2000, the Company shall
deliver to each Buyer either (A) a Company's Conversion Election Notice for the conversion of a number of Preferred Shares equal to at least the product of (I) the difference of (x) 40% less (y) the August Excess

Percentage less (z) the Actual Converted Percentage (such difference to be referred to as the "DECEMBER MANDATORY PERCENTAGE") multiplied by (II) such Buyer's Original Preferred Shares or (B) a Notice of Redemption at Company's Election for the redemption of a number of Preferred Shares equal to at least the product of (I) the December Mandatory Percentage multiplied by (II) such Buyer's Original Preferred Shares or (C) a combination of a Company's Conversion Election Notice and a Notice of Redemption at Company's Election for the conversion and redemption, respectively, of an aggregate number of Preferred Shares equal to at least the product of (I) the December Mandatory Percentage multiplied by (II) such Buyer's Original Preferred Shares; provided, however, if the December Mandatory Percentage is less than or equal to zero, then the Company will not be required to deliver a Company's Conversion Election Notice and/or a Notice of Redemption at Company's Election to convert and/or redeem, respectively, any Preferred Shares pursuant to this Section 4(m)(iv).

                           (v) On December 29, 2000, the Company shall
deliver to each Buyer either (A) a Company's Conversion Election Notice for the conversion of a number of Preferred Shares equal to at least the product of (I) the difference of (x) 50% less (y) the August Excess Percentage less
(z) the Actual Converted Percentage (such difference to be referred to as the "JANUARY MANDATORY PERCENTAGE") multiplied by (II) such Buyer's Original Preferred Shares or (B) a Notice of Redemption at Company's Election for the redemption of a number of Preferred Shares equal to at least the product of
(I) the January Mandatory Percentage multiplied by (II) such Buyer's Original Preferred Shares or (C) a combination of a Company's Conversion Election Notice and a Notice of Redemption at Company's Election for the conversion and redemption, respectively, of an aggregate number of Preferred Shares equal to at least the product of (I) the January Mandatory Percentage multiplied by (II) such Buyer's Original Preferred Shares; provided, however, if the January Mandatory Percentage is less than or equal to zero, then the Company will not be required to deliver a Company's Conversion Election Notice and/or a Notice of Redemption at Company's Election to convert and/or redeem, respectively, any Preferred Shares pursuant to this Section 4(m)(v).

                           (vi) A Company's Conversion Election Notice
delivered pursuant to this Section 4(m) shall specify in such notice a Company Election Conversion Date (as defined in the Certificate of Designations) which is 20 Business Days after the applicable Mandatory Election Date. A Notice of Redemption at Company's Election delivered pursuant to this Section 4(m) shall specify in such notice a Company Election Redemption Date (as defined in the Certificate of Designations) which is not less than 10 Business Days and not more than 20 Business Days after the applicable Mandatory Election Date. In connection with giving a Company's Conversion Election Notice and/or a Notice of Redemption at Company's Election pursuant to this Section 4(m), the Company shall comply with its obligations under and must satisfy the conditions of (or have such conditions waived by all the holders of the Preferred Shares then outstanding) Sections 7 and 6, respectively, of the Certificate of Designations with respect to such Company's Conversion Election Notice and/or Notice of Redemption at Company's Election, respectively. For the avoidance of doubt, if the Company does not satisfy the Conditions to Conversion at Company's Election on a Mandatory Election Date, the Company must deliver a Notice of

Redemption at Company's Election on such Mandatory Election Date for the number of Preferred Shares determined pursuant to Section 4(m)(i) through 4(m)(v).

                           (vii) The following terms shall have the following
definitions:

                                    (I) "ORIGINAL PREFERRED SHARES" means
that number of Preferred Shares purchased by or allocated to each holder of Preferred Shares purchased by a Buyer on the Issuance Date. In the event that any initial Buyer of the Preferred Shares shall sell or otherwise transfer any of such Buyer's Preferred Shares, the transferee shall be allocated a pro rata portion of such Buyer's Original Preferred Shares.

                                    (II) "AUGUST EXCESS PERCENTAGE" shall
equal the quotient of (A) the sum of (y) for each Company's Conversion Election Notice which has not resulted in a Rejection Notice (as defined in the Certificate of Designations) from any holder of the Preferred Shares and which has a Company's Election Conversion Date on or prior to August 30, 2000, the sum of all Preferred Shares which actually have been converted pursuant to and as a result of each such Company's Conversion Election Notice and (z) for each Notice of Redemption at Company's Election which has a Company's Election Redemption Date on or prior to August 30, 2000, the sum of all Preferred Shares which actually have been redeemed pursuant to and as a result of each such Notice of Redemption at Company's Election divided by (B) the number of Preferred Shares initially purchased by all the Buyers on the Closing Date.

                                    (III) "ACTUAL CONVERTED PERCENTAGE" shall
equal on each Mandatory Election Date, the quotient of (A) the sum of (y) for each Company's Conversion Election Notice which has a Company's Conversion Election Notice Date on any Mandatory Election Date which is prior to the Mandatory Election Date for which this calculation is being made, the sum of all Preferred Shares which the Company has elected to convert pursuant to each such Company's Conversion Election Notice and (z) for each Notice of Redemption at Company's Election which has a Redemption at Company's Election Notice Date on any Mandatory Election Date which is prior to the Mandatory Election Date for which this calculation is being made, the sum of all Preferred Shares which actually have been redeemed pursuant to and as a result of each such Notice of Redemption at Company's Election divided by (B) the number of Preferred Shares initially purchased by all the Buyers on the Closing Date.

                  (n) PLEDGE OF SECURITIES. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, any other Transaction Document or the Certificate of Designations, including without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"), a form of which is attached as Exhibit E hereto. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company to issue and sell the Preferred Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware;

                  (iii) Such Buyer shall have delivered to the Company the Purchase Price (less in the case of HFTP Investment L.L.C., the amounts withheld pursuant to Section 4(h)) for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iv) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Preferred Shares and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

                  (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

                  (iii) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or
         (B) by falling below the minimum listing maintenance requirements of the Principal Market; and the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Preferred Shares and the related Warrants, as the case may be shall be listed upon the Principal Market.

                  (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  (v) Such Buyer shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer in substantially the form of EXHIBIT D, attached hereto.

                  (vi) The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates and the Warrants (in such denominations as such Buyer shall request) for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing.

                  (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

                  (viii) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, at least 35,787,526 shares of Common Stock.

                  (ix) The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each United States Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the Closing Date.

                  (xi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten days of the Closing Date.

                  (xii) The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to
         (A) the Resolutions, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing.

                  (xiii) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                  (xiv) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                  (xv) The Company shall have delivered to the Buyers such other documents relating to the transactions contemplated by the Transaction Documents as the Buyers or their counsel may reasonably request.

         8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or
(c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the Company's execution, delivery or performance of or Indemnitees' enforcement of any terms of the Transaction Documents or the Certificate of Designations against the Company or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

         9.       GOVERNING LAW; MISCELLANEOUS.

                  a. GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (other than Section 5-1401 of the New York General Obligations Law and whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares on the Closing Date or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the Preferred Shares, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

                  f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the Company, the Buyer shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such Buyer to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company to the attention of the General Counsel as provided for below. The addresses and facsimile numbers for such communications shall be:

         If to the Company (such correspondence identified as "URGENT" to):

                  eToys Inc.
                  3100 Ocean Park Blvd., Suite 300
                  Santa Monica, California 90405
                  Telephone:        (310) 664-8100
                  Attention:        General Counsel
                  Facsimile:        (310) 664-8562
                  Telephone:        (310) 664-8342

                  With additional copies of any written notice to:

                  Attention:        Chief Executive Officer
                  Facsimile:        (310) 664-8101
                  Telephone:        (310) 664-8109

                  Attention:        Chief Financial Officer
                  Facsimile:        (310) 664-8563
                  Telephone:        (310) 664-8275

                  Attention:        Vice President, Administration
                  Facsimile:        (310) 664-8563
                  Telephone:        (310) 664-8118

         With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue
                  Los Angeles, California 90071
                  Telephone:        (213) 687-5000
                  Facsimile:        (213) 687-5600
                  Attention:        Gregg A. Noel, Esq.

         If to the Transfer Agent:

                  Chase Mellon Shareholder Services
                  400 South Hope Street, 4th Floor
                  Los Angeles, California 90071
                  Telephone:        (213) 553-9720
                  Facsimile:        (213) 553-9735
                  Attention:        Mike Dzieciolowski, and
                                    Karen Arakeliam
                                    (Exchange and Conversion Agent)

         If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or
(iii) above, respectively.

                  g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(b) of the Certificate of Designations) with respect to which the Company is in compliance with Section 4 of the Certificate of Designations, Section 9 of the Warrant and Section 4(k) of this Agreement. A Buyer may assign its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

                  h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. SURVIVAL. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. PUBLICITY. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before ten (10) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse any nonbreaching Buyer for the expenses described in Section 4(h) above.

                  m. PLACEMENT AGENT. The Company agrees and acknowledges that it shall be responsible for the payment of any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby, including but not limited to, any placement agent fee owed to Promethean Capital Group, LLC. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

                  n. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  o. REMEDIES. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  p. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designations or the Warrants or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                  * * * * * *

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.



                               COMPANY:


                               ETOYS INC.


                               By:
                                   -------------------------------
                                   Name: Steven J. Schoch
                                   Title: Senior Vice President and
                                           Chief Financial Officer




                               BUYERS:


                               HFTP INVESTMENT L.L.C.
                               By: Promethean Asset Management, L.L.C.
                               Its: Investment Manager


                               By:
                                   -------------------------------
                                   Name: James F. O'Brien
                                   Title: Managing Member


                               LEONARDO, L.P.
                               By:  Angelo, Gordon & Co., L.P.
                               Its:  General Partner

                               By:
                                   -------------------------------
                                   Name: Michael L. Gordon
                                   Title: Chief Operating Officer

 [PAGE 2 OF 2 OF THE SIGNATURE PAGES TO THE SECURITIES PURCHASE AGREEMENT]



                               FISHER CAPITAL LTD.



                               By:
                                   -------------------------------
                                   Name: Daniel J. Hopkins
                                   Its: Authorized Signatory


                               WINGATE CAPITAL LTD.


                               By:
                                   -------------------------------
                                   Name: Daniel J. Hopkins
                                   Its: Authorized Signatory


                                               SCHEDULE OF BUYERS

                                                                  NUMBER OF
                                     INVESTOR ADDRESS             PREFERRED       INVESTOR'S REPRESENTATIVES' ADDRESS
      INVESTOR NAME                AND FACSIMILE NUMBER             SHARES                AND FACSIMILE NUMBER
----------------------    --------------------------------------- ---------   ---------------------------------------
HFTP Investment L.L.C.    c/o Promethean Asset Management, L.L.C.   2,500     Promethean Investment Group, L.L.C.
                          750 Lexington Avenue, 22nd Floor                    750 Lexington Ave., 22nd Floor
                          New York, NY 10022                                  New York, NY 10022
                          Attn:    David M. Kittay                            Attn:    David M. Kittay
                                   John Floegel                                        John Floegel
                          Telephone: (212) 702-5200                           Telephone: (212) 702-5200
                          Facsimile: (212) 758-9334                           Facsimile: (212) 758-9334
                          Residence: New York
                                                                              Katten Muchin  Zavis
                                                                              525 W. Monroe, Suite 1600
                                                                              Chicago, Illinois  60661-3693
                                                                              Attn:    Robert J. Brantman, Esq.
                                                                              Telephone: (312) 902-5200
                                                                              Facsimile: (312) 902-1061

Leonardo, L.P.            c/o Angelo, Gordon & Co., L.P.            4,500     c/o Angelo, Gordon & Co., L.P.
                          245 Park Avenue - 26th Floor                        245 Park Avenue - 26th Floor
                          New York, New York 10167                            New York, New York 10167
                          Attn:    Ari Storch                                 Attn:    Ari Storch
                                   Adam Chill                                          Adam Chill
                          Telephone: (212) 692-2035                           Telephone: (212) 692-2035
                          Facsimile: (212) 867-6449                           Facsimile: (212) 867-6449
                          Residence: Cayman Islands

Fisher Capital Ltd.       c/o Citadel Investment Group, L.L.C.      1,950     Katten Muchin Zavis
                          225 West Washington Street                          525 W. Monroe Street
                          Chicago, Illinois  60606                            Chicago, Illinois 60661-3693
                          Attn:    Daniel J. Hopkins                          Attn:     Robert J. Brantman, Esq.
                                   Kenneth A. Simpler                         Telephone: (312) 902-5200
                          Telephone: (312) 696-2100                           Facsimile: (312) 902-1061
                          Facsimile: (312) 338-0780
                          Residence: Cayman Islands

Wingate Capital Ltd.      c/o Citadel Investment Group, L.L.C.      1,050     Katten Muchin Zavis
                          225 West Washington Street                          525 W. Monroe Street
                          Chicago, Illinois  60606                            Chicago, Illinois 60661-3693
                          Attn:    Daniel J. Hopkins                          Attn:     Robert J. Brantman, Esq.
                                   Kenneth A. Simpler                         Telephone: (312) 902-5200
                          Telephone: (312) 696-2100                           Facsimile: (312) 902-1061
                          Facsimile: (312) 338-0780
                          Residence: Cayman Islands
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                                     SCHEDULES


Schedule 3(a)              -        Subsidiaries
Schedule 3(c)              -        Capitalization
Schedule 3(e)              -        Conflicts
Schedule 3(f)              -        SEC Documents
Schedule 3(g)              -        Material Changes
Schedule 3(h)              -        Litigation
Schedule 3(n)              -        Employee Relations
Schedule 3(o)              -        Intellectual Property
Schedule 3(w)              -        Transactions with Affiliates
Schedule 4(d)              -        Use of Proceeds


                                    EXHIBITS

Exhibit A           -      Form of Certificate of Designations
Exhibit B           -      Form of Warrant
Exhibit C           -      Form of Registration Rights Agreement
Exhibit D           -      Form of Company Counsel Opinion
Exhibit E           -      Form of Irrevocable Transfer Agent Instructions